Exhibit 99.2

cognizant

Q3 2026

“We delivered third-quarter revenue above the midpoint of our guidance range, including another quarter of double-digit growth in Financial Services and our seventh consecutive quarter of year-over-year adjusted operating margin expansion. The AI market is moving from capability to value realization, requiring enterprises to reimagine how work gets done, build AI into the fabric of the enterprise and create new sources of value. We are making that transition alongside our clients, with over 50% of our code now AI-assisted, over 95,000 frontier AI badges and certifications earned by our associates and continued improvement in revenue and adjusted operating income per employee. What we learn as we apply AI across Cognizant strengthens how we partner with clients through our AI Builder strategy, helping them make AI a new production function that creates enterprise value at scale.”

Ravi Kumar S | Chief Executive Officer

Revenue

$5.7 billion

Reported YoY ↑ 4.6%

Constant Currency YoY ↑ 4.8%

GAAP Operating Margin | 15.4% Adjusted Operating Margin | 16.3% GAAP EPS | $1.39 Adjusted Diluted EPS | $1.49

Q3 2026 Cash Flow	Cash Flow From Operations	Free Cash Flow	Q3 2026 Capital Return	Dividends	Share Repurchases
	$1,004M	$925M		$149M $0.33/share	$270M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$1.1
$0.3
$4.3

Europe ↑ 1.4% ↑ 2.2%

North America ↑ 5.7% ↑ 5.8%

Rest of World ↑ 1.2% ↑ 1.4%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$1.6
$1.8
$1.4
$0.9

Health Sciences ↓ 1.1% ↓ 0.9%

Financial Services ↑ 12.0% ↑ 12.3%

Products & Resources ↓ 0.9% ↓ 0.8%

Communications, Media & Technology ↑ 10.5% ↑ 10.7%

Employee Metrics

Total Employees	359,900	+3,200	QoQ
		+10,100	YoY
Voluntary Attrition - Tech Services (Trailing 12-Month)	12.6%		

Company Recognition

TIME WORLD'S BEST COMPANIES statista 2026

AMERICA'S MOST ADMIRED WORKPLACES 2027 Newsweek PLANT-A INSIGHTS GROUP

Forbes WORLD'S BEST EMPLOYERS POWERED BY statista 2026

TIME100 AI

Forbes 2027 AMERICA'S DREAM EMPLOYERS POWERED BY statista

For additional details on revenue and growth drivers and non-GAAP financial reconciliations refer to Cognizant's 2026 third quarter earnings release issued on October 29, 2026, which accompanies this presentation and is available at investors.cognizant.com.